Exhibit 99.1
FAT BRANDS INC. REPORTS FISCAL FOURTH QUARTER AND FULL FISCAL YEAR 2024 FINANCIAL RESULTS
Conference call and webcast today at 4:30 p.m. ET
LOS ANGELES (February 27, 2025) – FAT (Fresh. Authentic. Tasty.) Brands Inc. (NASDAQ: FAT) (“FAT Brands” or the “Company”) today reported fiscal fourth quarter and full fiscal year 2024 financial results for the fiscal year ended December 29, 2024.
Andy Wiederhorn, Chairman of FAT Brands, said, “During 2024, we successfully expanded our footprint by opening 92 restaurants and signed over 250 new franchise agreements which increased our development pipeline to 1,000 locations. For 2025, we expect to add more than 100 additional restaurants across our portfolio. Our ability to grow demonstrates both strong consumer demand for our brands and the significant opportunities provided to our franchisee base.”

Ken Kuick, Co-Chief Executive Officer of FAT Brands, said, “We kicked off 2025 with a major milestone, the spin-out of Twin Hospitality Group Inc., creating a separate publicly traded company. This public listing creates an opportunity for stockholders to directly participate in the growth and success of the Twin Peaks brand while providing the Company valuable capital resources to maintain and accelerate its growth trajectory. A key strategic priority for us this year is maximizing the value creation at Twin Hospitality on behalf of our stockholders.”

Rob Rosen, Co-Chief Executive Officer of FAT Brands, said, “Looking ahead, we are focused on synergies and cost reductions. By removing Twin Peaks and Smokey Bones from our portfolio, we have eliminated half of our company owned locations. We now plan to refranchise our 57 company-owned Fazoli’s locations, which will leave us with only 33 Hot Dog on a Stick company-owned locations. This will return us to being nearly 100% franchised.”

Highlights for Fiscal Fourth Quarter 2024 (13 weeks) versus Fiscal Fourth Quarter 2023 (14 weeks)
•Total revenue decreased 8.4% to $145.3 million compared to $158.6 million (the 14th week contributed $11.3 million in revenue during the prior year fiscal quarter)
◦System-wide sales declined 7.4% (the 14th week contributed $44.8 million in system-wide sales during the prior year fiscal quarter)
◦System-wide same-store sales declined 1.6%
◦30 new store openings during the fiscal fourth quarter of 2024
•Loss from operations of $39.3 million compared to $3.1 million
•Net loss of $67.4 million, or $4.06 per diluted share, compared to $26.2 million, or $1.68 per diluted share
•Adjusted EBITDA(1) of $14.4 million compared to $27.0 million (the 14th week contributed $1.9 million in adjusted EBITDA during the prior year fiscal quarter)
•Adjusted net loss(1) of $29.9 million, or $1.87 per diluted share, compared to $17.3 million, or $1.15 per diluted share

Highlights for Full Fiscal Year 2024 (52 weeks) versus Full Fiscal Year 2023 (53 weeks)
•Total revenue increased 23.4% to $592.7 million compared to $480.5 million (the 53rd week contributed $11.3 million in revenue during the prior year fiscal year)
◦System-wide sales growth of 3.1%
◦System-wide same-store sales declined of 2.5%
◦92 new store openings during fiscal 2024
•Loss from operations of $52.2 million compared to income from operations of $22.3 million
•Net loss of $189.8 million, or $11.60 per diluted share, compared to $90.1 million, or $5.85 per diluted share
•Adjusted EBITDA(1) of $62.4 million compared to $91.2 million (the 53rd week contributed $1.9 million in adjusted EBITDA during the previous fiscal year)
•Adjusted net loss(1) of $128.9 million, or $8.02 per diluted share, compared to $56.5 million, or $3.83 per diluted share
(1)EBITDA, adjusted EBITDA and adjusted net loss are non-GAAP measures defined below, under “Non-GAAP Measures”. Reconciliation of GAAP net loss to EBITDA, adjusted EBITDA and adjusted net loss are included in the accompanying financial tables.

Summary of Fourth Quarter 2024 Financial Results
Total revenue decreased $13.3 million, or 8.4%, in the fiscal fourth quarter of 2024, to $145.3 million compared to $158.6 million in the same fiscal period of 2023, driven by an incremental operating week in the prior year fiscal quarter, which contributed $11.3 million in revenue, lower same-store sales and lower revenues due to the closure of two Smokey Bones locations during their conversion to Twin Peaks lodges, partially offset by revenues generated by the opening of new restaurants.
General and administrative expense increased $4.2 million, or 13.9%, in the fiscal fourth quarter of 2024 compared to the same fiscal period in the prior fiscal year, primarily due to $5.0 million in Smokey Bones store closure costs, partially offset by the incremental operating week in the prior year fiscal quarter.
Cost of restaurant and factory revenues is related to the operations of the company-owned restaurant locations and our dough factory and decreased approximately $8.0 million, or 7.6%, in the fiscal fourth quarter of 2024 to $97.2 million, compared to the prior year quarter, primarily due to lower company-owned restaurant sales.
Advertising expenses decreased $2.0 million in the fiscal fourth quarter of 2024 compared to the prior fiscal year period due to the slowdown in advertising at Smokey Bones. These expenses vary in relation to advertising revenues.
Total other expense, net for the fiscal fourth quarters of 2024 and 2023 was $36.4 million and $31.9 million, respectively, primarily comprised of net interest expense of $34.7 million and $33.3 million, respectively. Additionally, in the fourth of 2024, we recognized a $2.2 million loss on extinguishment of debt and in the fourth quarter of 2023, we recorded a $0.3 million gain on extinguishment of debt.
Key Financial Definitions
New store openings - The number of new store openings reflects the number of stores opened during a particular reporting period. The total number of new stores per reporting period and the timing of stores openings has, and will continue to have, an impact on our results.
Same-store sales growth - Same-store sales growth reflects the change in year-over-year sales for the comparable store base, which we define as the number of stores open and in the FAT Brands system for at least one full fiscal year. For stores that were temporarily closed, sales in the current and prior period are adjusted accordingly. Given our focused marketing efforts and public excitement surrounding each opening, new stores often experience an initial start-up period with considerably higher than average sales volumes, which subsequently decrease to stabilized levels after three to six months. Additionally, when we acquire a brand, it may take several months to integrate fully each location of said brand into the FAT Brands platform. Thus, we do not include stores in the comparable base until they have been open and in the FAT Brands system for at least one full fiscal year.

System-wide sales growth - System wide sales growth reflects the percentage change in sales in any given fiscal period compared to the prior fiscal period for all stores in that brand only when the brand is owned by FAT Brands. Because of acquisitions, new store openings and store closures, the stores open throughout both fiscal periods being compared may be different from period to period.
Conference Call and Webcast
FAT Brands will host a conference call and webcast to discuss its fiscal fourth quarter 2024 financial results today at 4:30 PM ET. Hosting the conference call and webcast will be Andy Wiederhorn, Chairman of the Board, and Ken Kuick, Co-Chief Executive Officer and Chief Financial Officer.
The conference call can be accessed live over the phone by dialing 1-844-704-4453 from the U.S. or 1-201-389-0920 internationally. A replay will be available after the call until Thursday, March 20, 2025, and can be accessed by dialing 1-844-512-2921 from the U.S. or 1-412-317-6671 internationally. The passcode is 13751410. The webcast will be available at www.fatbrands.com under the “Investors” section and will be archived on the site shortly after the call has concluded.
About FAT (Fresh. Authentic. Tasty.) Brands

FAT Brands (NASDAQ: FAT) is a leading global franchising company that strategically acquires, markets, and develops fast casual, quick-service, casual dining, and polished casual dining concepts around the world. The Company currently owns 18 restaurant brands: Round Table Pizza, Fatburger, Marble Slab Creamery, Johnny Rockets, Fazoli’s, Twin Peaks, Smokey Bones, Great American Cookies, Hot Dog on a Stick, Buffalo’s Cafe & Express, Hurricane Grill & Wings, Pretzelmaker, Elevation Burger, Native Grill & Wings, Yalla Mediterranean and Ponderosa and Bonanza Steakhouses and franchises and owns approximately 2,300 units worldwide. For more information, please visit www.fatbrands.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the future financial and operating results of the Company, estimates of future EBITDA, the timing and performance of new store openings, future reductions in cost of capital and leverage ratio, our ability to conduct future accretive acquisitions and our pipeline of new store locations. Forward-looking statements generally use words such as “expect,” “foresee,” “anticipate,” “believe,” “project,” “should,” “estimate,” “will,” “plans,” “forecast,” and similar expressions, and reflect our expectations concerning the future. Forward-looking statements are subject to significant business, economic and competitive risks, uncertainties and contingencies, many of which are difficult to predict and beyond our control, which could cause our actual results to differ materially from the results expressed or implied in such forward-looking statements. We refer you to the documents that we file from time to time with the Securities and Exchange Commission, such as our reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these and other risks and uncertainties that could cause our actual results to differ materially from our current expectations and from the forward-looking statements contained in this press release. We undertake no obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of this press release.
Non-GAAP Measures (Unaudited)
This press release includes the non-GAAP financial measures of EBITDA, adjusted EBITDA and adjusted net loss.
EBITDA is defined as earnings before interest, taxes, and depreciation and amortization. We use the term EBITDA, as opposed to (loss) income from operations, as it is widely used by analysts, investors, and other interested parties to evaluate companies in our industry. We believe that EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance. EBITDA is not a measure of our financial performance or liquidity that is determined in accordance with generally accepted accounting principles (“GAAP”), and should not be considered as an alternative to net loss as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP.
Adjusted EBITDA is defined as EBITDA (as defined above), excluding expenses related to acquisitions, refranchising losses, impairment charges, and certain non-recurring or non-cash items that the Company does not believe directly reflect its core operations and may not be indicative of the Company’s recurring business operations.

Adjusted net loss is a supplemental measure of financial performance that is not required by or presented in accordance with GAAP. Adjusted net loss is defined as net loss plus the impact of adjustments and the tax effects of such adjustments. Adjusted net loss is presented because we believe it helps convey supplemental information to investors regarding our performance, excluding the impact of special items that affect the comparability of results in past quarters to expected results in future quarters. Adjusted net loss as presented may not be comparable to other similarly titled measures of other companies, and our presentation of adjusted net loss should not be construed as an inference that our future results will be unaffected by excluded or unusual items. Our management uses this non-GAAP financial measure to analyze changes in our underlying business from quarter to quarter based on comparable financial results.
Reconciliations of net loss presented in accordance with GAAP to EBITDA, adjusted EBITDA and adjusted net loss are set forth in the tables below.
Investor Relations:
ICR
Michelle Michalski
ir-fatbrands@icrinc.com
646-277-1224
Media Relations:
Erin Mandzik
emandzik@fatbrands.com
860-212-6509

FAT Brands Inc. Consolidated Statements of Operations

	Fiscal Quarter Ended		Fiscal Year Ended
	Thirteen Weeks Ended	Fourteen Weeks Ended	Fifty-Two Weeks Ended	Fifty-Three Weeks Ended
(In thousands, except share and per share data)	December 29, 2024	December 31, 2023	December 29, 2024	December 31, 2023

Revenue
Royalties	$22,416	$24,869	$90,035	$94,036
Restaurant sales	100,893	111,072	413,480	299,029
Advertising fees	9,903	10,510	39,473	39,490
Factory revenues	9,351	9,810	37,949	37,983
Franchise fees	1,317	937	6,487	4,979
Other revenue	1,400	1,438	5,228	4,940
Total revenue	145,280	158,636	592,652	480,457

Costs and expenses
General and administrative expense	34,521	30,298	128,564	93,117
Cost of restaurant and factory revenues	97,176	105,130	393,131	282,887
Depreciation and amortization	10,352	9,914	41,528	31,131
Impairment of goodwill and other intangible assets	30,600	500	30,600	500
Refranchising loss	109	2,127	1,949	2,873
Advertising fees	11,825	13,811	49,100	47,619
Total costs and expenses	184,583	161,779	644,872	458,127

(Loss) income from operations	(39,303)	(3,144)	(52,220)	22,330

Other (expense) income, net
Interest expense	(30,262)	(28,925)	(120,580)	(99,342)
Interest expense related to preferred shares	(4,416)	(4,417)	(17,670)	(18,189)
Net gain (loss) on extinguishment of debt	(2,226)	325	(1,798)	(2,397)
Other (expense) income, net	468	1,096	(332)	1,233
Total other expense, net	(36,436)	(31,921)	(140,380)	(118,695)

Loss before income tax benefit	(75,739)	(35,065)	(192,600)	(96,365)

Income tax benefit	(8,321)	(8,827)	(2,753)	(6,255)

Net loss	$(67,418)	$(26,238)	$(189,847)	$(90,110)

Net loss	$(67,418)	$(26,238)	$(189,847)	$(90,110)
Dividends on preferred shares	(2,043)	(1,832)	(7,779)	(7,007)
	$(69,461)	$(28,070)	$(197,626)	$(97,117)

Basic and diluted loss per common share	$(4.06)	$(1.68)	$(11.60)	$(5.85)
Basic and diluted weighted average shares outstanding	17,113,424	16,675,096	17,041,888	16,599,015
Cash dividends declared per common share	$0.14	$0.14	$0.56	$0.56

FAT Brands Inc. Consolidated EBITDA and Adjusted EBITDA Reconciliation

	Fiscal Quarter Ended		Fiscal Year Ended
	Thirteen Weeks Ended	Fourteen Weeks Ended	Fifty-Two Weeks Ended	Fifty-Three Weeks Ended
(In thousands)	December 29, 2024	December 31, 2023	December 29, 2024	December 31, 2023
Net loss	$(67,418)	$(26,238)	$(189,847)	$(90,110)
Interest expense, net	34,678	33,342	138,250	117,531
Income tax benefit	(8,321)	(8,827)	(2,753)	(6,255)
Depreciation and amortization	10,352	9,914	41,528	31,131
EBITDA	(30,709)	8,191	(12,822)	52,297
Bad debt expense (recovery)	242	2,868	1,029	(9,827)
Share-based compensation expenses	369	947	2,330	3,615
Non-cash lease expenses	(130)	535	1,656	1,766
Store closure expense	5,010	—	5,010	—
Refranchising loss	109	2,127	1,949	2,873
Litigation costs	4,184	8,832	22,018	28,280
Severance	—	341	425	1,377
Net loss related to advertising fund deficit	1,762	1,946	6,747	6,310
Net loss (gain) on extinguishment of debt	2,224	(325)	1,798	2,397
Impairment losses	30,600	1,006	30,600	1,006
Pre-opening expenses	697	564	1,632	1,136
Adjusted EBITDA	$14,358	$27,032	$62,372	$91,230

FAT Brands Inc. Adjusted Net Loss Reconciliation

	Fiscal Quarter Ended		Fiscal Year Ended
(In thousands, except share and per share data)	December 29, 2024	December 31, 2023	December 29, 2024	December 31, 2023
Net loss	$(67,418)	$(26,238)	$(189,847)	$(90,110)
Refranchising loss	109	2,127	1,949	2,873
Store closure expense	5,010	—	5,010	—
Net loss (gain) on extinguishment of debt	2,224	(325)	1,798	2,397
Impairment losses	30,600	1,006	30,600	1,006
Litigation costs	4,184	8,832	22,018	28,280
Severance	—	341	425	1,377
Tax adjustments, net (1)	(4,628)	(3,016)	(883)	(2,332)
Adjusted net loss	$(29,919)	$(17,273)	$(128,930)	$(56,509)

Net loss	$(67,418)	$(26,238)	$(189,847)	$(90,110)
Dividends on preferred shares	(2,043)	(1,832)	(7,779)	(7,007)
	$(69,461)	$(28,070)	$(197,626)	$(97,117)

Adjusted net loss	$(29,919)	$(17,273)	$(128,930)	$(56,509)
Dividends on preferred shares	(2,043)	(1,832)	(7,779)	(7,007)
	$(31,962)	$(19,105)	$(136,709)	$(63,516)

Loss per basic and diluted share	$(4.06)	$(1.68)	$(11.60)	$(5.85)
Adjusted net loss per basic and diluted share	$(1.87)	$(1.15)	$(8.02)	$(3.83)

Weighted average basic and diluted shares outstanding	17,113,424	16,675,096	17,041,888	16,599,015
(1) Reflects the tax impact of the adjustments using the effective tax rate for the respective periods.